UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2017

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37865	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2017, Reven Housing Tennessee, LLC (“Borrower”), a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc., a Maryland corporation (the “Registrant”), issued a Promissory Note Secured by Deeds of Trust (the “Note”) to Silvergate Bank, a California corporation (“Lender”), in the principal amount of $1,155,000 (the “Principal Amount”). Principal and accrued interest are payable monthly based on a 25-year amortization period with the remaining unpaid principal due on September 5, 2020 (the “Maturity Date”). Interest accrues and is payable monthly on the Loan at the rate equal to four and one-half percent (4.50%) per annum until maturity. The Note is secured by those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings dated August 22, 2017 executed by Borrower for the benefit of Lender (the “Deeds of Trust”).

The Note and the Deeds of Trust contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events.

Additionally, in connection with the Loan, Registrant entered into that certain Guarantee, dated August 22, 2017, with Lender (the “Guarantee”). The Guarantee provides that if Borrower were to default under the Loan, the Registrant would pay any amounts due to the Lender.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 of this Current Report on Form 8-K regarding the description of the Loan and the material terms and conditions related thereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: August 23, 2017	/s/ Thad L. Meyer
Thad L. Meyer,
Chief Financial Officer